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EXHIBIT 23.3

Consent of Oppenheimer Wolff & Donnelly LLP

        We consent to the reference to our firm as "special tax counsel" under the caption "Legal Matters" and elsewhere in the Registration Statement (Form S-11 No. 333-63656), as amended in Post-Effective Amendment No. 3 thereto, and the related Prospectus, as amended by Supplement No. 5 thereto, of Cornerstone Realty Fund, LLC for the registration of 100,000 units and to the use of our opinion with respect to federal income tax matters filed as an Exhibit to the Registration Statement and included as Exhibit B to the Prospectus.

/s/ Oppenheimer Wolff & Donnelly LLP

Minneapolis, Minnesota
March 20, 2003

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Consent of Oppenheimer Wolff & Donnelly LLP